INTERCREDITOR AGREEMENT

                  This INTERCREDITOR AGREEMENT, dated as of July ___, 2002 (this "Agreement"), is made by and between The Bank of New York, in its capacity as trustee under the Indenture (as defined below) for the holders from time to time (the "Holders") of the Notes (as defined below) (together with its successors in such capacities, the "Trustee"), and Foothill Capital Corporation, as Agent under the below-defined Credit Agreement ("Agent") for the benefit of the below-defined Lender Group ("Credit Facility Secured Party").

                                    RECITALS

                  WHEREAS, Riviera Holdings Corporation, a Nevada corporation ("RHC"), shall issue its 11% Senior Secured Notes due 2010 (together with any amendments, supplements, modifications, renewals or extensions thereof and any notes issued in replacement thereof or exchange therefore from time to time, the "Notes") pursuant to that certain Indenture, dated as of June 26, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), by and among RHC, the Subsidiary Guarantors (as defined below) and the Trustee.

                  WHEREAS, the Indenture and the Notes are secured by security interests in and liens on substantially all of the assets presently existing and hereafter acquired from time to time of RHC and its Restricted Subsidiaries other than certain furnishings, fixture and equipment (collectively, the "Collateral"), and guaranteed, on a senior secured basis, by each of Company's existing and future Restricted Subsidiaries (the "Subsidiary Guarantors").

                  WHEREAS, as of July ___, 2002, RHC and its Restricted Subsidiaries, on the one hand, and the Credit Facility Secured Party (consisting of the lenders identified in the below-defined Agreement as the "Lenders" and Foothill Capital Corporation as the "Agent" under such Credit Agreement (individually and collectively, the "Lender Group")), on the other hand, entered into that certain Loan and Security Agreement, dated as of July ____, 2002 (as the same may be amended, modified, restated, extended, renewed, replaced or refinanced, the "Credit Agreement"), whereby the Credit Facility Secured Party (as herein defined) agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of RHC and those Restricted Subsidiaries of RHC that constitute "Borrower" (as such term is defined in the Credit Agreement) in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Collateral in accordance with the Credit Agreement and the collateral security documents, including deeds of trust, instruments and guaranties executed and delivered in connection therewith by RHC and any Subsidiary Guarantor, and such other agreements, instruments and certificates entered into in connection with the Credit Agreement (the "Loan Documents").

                  WHEREAS, one of the conditions of the Credit Agreement is that the priority of the security interests and liens on the Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Collateral under the Indenture in the manner and to the extent provided for in this Agreement.

                  WHEREAS, the Trustee and the Credit Facility Secured Party desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral.

                  WHEREAS, the terms of the Indenture permit RHC and its Restricted Subsidiaries to enter into the Credit Agreement, and in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

                  NOW, THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Agreement" means this Intercreditor Agreement.

                  "Collateral" has the meaning set forth in the recitals.

                  "Credit Agreement" has the meaning set forth in the recitals.

                  "Credit Facility Indebtedness" means all present and future obligations, contingent or otherwise, of RHC and the Subsidiary Guarantors to the Credit Facility Secured Party arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Secured Party in respect of the Collateral in any Insolvency Proceeding.

                  "Credit Facility Loan Documents" means the Credit Agreement and the Loan Documents as the same may be amended, modified, restated, extended, renewed, replaced or refinanced.

                  "Credit Facility Secured Party" means the Lender Group (including each Person now or hereafter owning all or part of the Credit Facility Indebtedness) as well as the Agent for the benefit of the Lender Group.

                  "Enforcement Action" means, with respect to any Party, (a) commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, including commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any exercise of remedies with respect to the Collateral under the Indenture Documents or the Credit Facility Loan Documents, or (b) notifying any third-party account debtors of RHC or any of their subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

                  "Enforcement Event" means the occurrence and continuance of an Event of Default under any of the Indenture Documents or the Credit Facility Loan Documents.

                  "Enforcement  Event  Notice"  has the  meaning  set  forth  in
Section 3.2.

                  "Entitled Party" has the meaning set forth in Section 4.1(a).

                  "Event of Default" has the meaning set forth in the Financing Documents.

                  "Expiry Date" has the meaning set forth in Section 3.2(b)(i).

                  "Financing Documents" means the Indenture Documents and the
                   Credit Facility Loan Documents.

                  "Foreclosure Action" means any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral, or (c) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

                  "Fully Paid" means the payment in cash or cash equivalents in full of all obligations (other than indemnity obligations that survive payment in full) under the Credit Facility Loan Documents or the Indenture Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

                  "Holders" has the meaning set forth in the preamble.

                  "Indenture" has the meaning set forth in the recitals.

                  "Indenture Documents" means the Indenture, the Notes and the Collateral Documents, and such other agreements, instruments and certificates executed and delivered (or issued) by RHC or the Subsidiary Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Insolvency Proceeding" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of either RHC, any Subsidiary Guarantor, or any other subsidiary of RHC, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of either RHC, any Subsidiary Guarantor, or any other subsidiary of RHC, or their respective successors or assigns.

                  "Lien Priority" means, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

                  "Loan Documents" has the meaning set forth in the recitals.

                  "Maximum Amount" has the meaning set forth in Section 2.1.

                  "Notes" has the meaning set forth in the recitals.

                  "Party" means any signatory to this Agreement.

                  "RHC" has the meaning set forth in the recitals.

                  "Secured Liability" means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

                  "Subordinated Lien Indebtedness" means all present and future obligations, contingent or otherwise, of RHC and the Subsidiary Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

                  "Subsidiary Guarantors" has the meaning set forth in the recitals.

                  "Trigger Date" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered, and
(iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

                  "Trigger Event" means:

(a)      the occurrence of an Event of Default,

(b) the acceleration of the maturity of the Credit Facility Indebtedness by the Credit Facility Secured Party pursuant to the Credit Agreement, or

(c) the commencement of any action or proceeding by the Credit Facility Secured Party, whether judicial or otherwise (but excluding demands for payment or notices of default or the imposition of default rates of interest or default letter of credit related fees), for the enforcement of the Credit Facility Secured Party's rights and remedies under any of the Credit Facility Loan Documents, including: (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Credit Facility Secured Party; (ii) exercise of any right of set-off; (iii) commencement of any Insolvency Proceeding; and (iv) commencement of any judicial action or proceeding against either RHC or any Subsidiary Guarantor to recover all or any part of the Credit Facility Indebtedness.

                  "Trustee" has the meanings set forth in the preamble.

Section 1.2 Indenture Definitions. All other capitalized terms that are used but not defined herein have the respective meanings ascribed to such terms in the Indenture. Any modifications to such definitions which adversely affect the Credit Facility Secured Party under the Indenture after the date hereof shall not be effective under this Agreement without the consent of the Credit Facility Secured Party.

Section 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" means "including without limitation."


                                    ARTICLE II

                                  LIEN PRIORITY
Section 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be subordinate in priority to the Liens of the Credit Facility Secured Party in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of the Maximum Amount (as such term is defined below) of the Credit Facility Indebtedness; provided that the rights of the Credit Facility Secured Party under this Agreement shall be void and of no further force and effect if, and only to the extent that, the Liens of the Credit Facility Secured Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Credit Facility Secured Party provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person, or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of RHC or any of the Subsidiary Guarantors, including the Credit Facility Indebtedness. As used herein, the term "Maximum Amount" of the Credit Facility Indebtedness means the sum of (a) principal of Credit Facility Indebtedness up to, but not in excess of $30,000,000 (the "Maximum Principal Amount"), plus (b) all interest accrued on the outstanding principal amount (up to the Maximum Principal Amount), plus (c) all fees, costs and expenses constituting Credit Facility Indebtedness.

Section 2.2 No Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) that one Party has a Lien on and the other Party does not.

Section 2.3       Limitation on Pursuit of Remedies.

(a) Until the earlier of (i) the date on which all Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Secured Party, pursue any remedies with respect to the Collateral that it may have at law or in equity or in connection with any Insolvency Proceeding; provided that the exercise of any such remedies shall be (y) subject to the Lien Priority and the application of proceeds of Collateral under Section 3.4, and (z) subject to the provisions of Sections 3.1 and 3.2.

(b) Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

Section 2.4 Priority of Liens. Irrespective of (a) the order of recording of mortgages, financing statements, security agreements or other instruments, (b) the method of perfection of the Liens, (c) any amendments to the liens, mortgages, pledges or security interest established, altered or specified herein, provided that such amendment does not alter the aggregate principal amount of the indebtedness secured by such lien, mortgage, pledge or security interest, (d) the time or order of foreclosure, taking of possession or the exercise of any remedy and (e) the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents, provided, however, that the priorities of any liens, mortgages, pledges or security interests which are not established, altered or specified herein shall be unaffected and shall exist and continue in accordance with applicable law. The agreements in this
Section 2.4 are solely for the purpose of establishing the relative priorities of the interests of the Parties hereto and shall not inure to the benefit of any other Person.

ARTICLE III

                             ACTIONS OF THE PARTIES

Section 3.1 Limitation on Certain Actions. Subject to Section 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Secured Party, take any Enforcement Action.

Section 3.2       Standstill Period.

(a) If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the Holders, may (but shall not be obligated to) give the Credit Facility Secured Party written notice thereof (an "Enforcement Event Notice"); provided, however, that the Trustee may not take any Enforcement Action except in accordance with Section 3.2(b) after such Enforcement Event Notice has been delivered to the Credit Facility Secured Party.

(b) The Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions so long as:

(i) (A) more than 180 consecutive days has lapsed after the delivery of an Enforcement Event Notice (the "Expiry Date"); (B) the Credit Facility Secured Party has not, on or before the Expiry Date, commenced one or more Enforcement Actions, and (C) RHC or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding; or

(ii) (A) the Credit Facility Secured Party has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer actively pursuing any Enforcement Actions, (B) no Insolvency Proceeding is pending against RHC or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and (C) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing.

(c) Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

Section 3.3  Foreclosure.  Any Party taking a permitted  Foreclosure  Action may enforce its Financing Documents independently as to RHC and each Subsidiary Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Secured Party (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any
Collateral provided by either RHC or any Subsidiary Guarantor, or any other property, assets, or collateral provided by either RHC, any Subsidiary Guarantor, or any other Person, and agrees that the Party taking such permitted Foreclosure Action may proceed against either RHC, any Subsidiary Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable; (b) with respect to the sale or other disposition of any real property Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally; (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to RHC or the applicable
Subsidiary Guarantors (without regard to whether RHC or the Subsidiary Guarantors have waived their entitlement to receive such notice); and (d) the Credit Facility Secured Party agrees that at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party thereupon promptly shall cease all further Foreclosure Actions.

Section 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

(a)      FIRST:

(i) if the Foreclosure Action is taken by the Credit Facility Secured Party, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Secured Party incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including reasonable attorneys' fees and expenses), liabilities and advances made or incurred by the Credit Facility Secured Party in connection therewith;

(ii) if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including reasonable attorneys' fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

(b) SECOND, to the Credit Facility Secured Party, until the earlier of (i) the Credit Facility Indebtedness being Fully Paid, and (ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

(c) THIRD, to the Trustee, until all Subordinated Lien Indebtedness is Fully Paid; and

(d) FOURTH, to the Credit Facility Secured Party, until all Credit Facility Indebtedness in excess of the Maximum Amount (if any) is Fully Paid.

Section 3.5 Notice of Certain Events. Each Party agrees that it will provide the other Party written notice at least 15 days prior to exercising any remedies with respect to any portion of the Collateral (and, in the case of the Trustee, only after the applicable standstill period set forth in Section 3.2 has commenced and is no longer in effect). Notwithstanding the foregoing, (a) a Party shall not be obligated to provide such prior written notice if exigent circumstances require that such Party act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof or such notice is not reasonably practicable in the circumstances; provided that if a Party does not provide any advance written notice prior to exercising any remedies with respect to any portion of the Collateral, such Party agrees to provide the other Party with written notice as soon as practicable following such Party first exercising any of its secured creditor remedies with respect to the Collateral.

                                  ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

Section 4.1   In Furtherance of Lien Priorities.  Each Party agrees as follows:

(a) All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the "Entitled Party") in accordance with the provisions of Section 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

(b) After the earlier of (i) the date on which all Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder (or, in the event there exists Credit Facility Indebtedness in excess of the Maximum Amount, to evidence or effect the distribution order set forth in clauses "THIRD" and "FOURTH" of Section 3.4 in lieu of such termination), or in furtherance thereof; provided that the Credit Facility Secured Party shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 4.1(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Secured Party may interplead any payment or distribution in any court of competent jurisdiction.

(c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not RHC or any Subsidiary Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it; provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(d) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable

Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of either RHC or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

Section 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder beyond that which is contemplated by this Agreement. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral, it shall deliver possession or control thereof to the other Party; provided that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this Section 4.2 to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

Section 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

(a) Subject to the terms, conditions and restrictions set forth solely in Sections 3.10 (Offer to Purchase by Application of Excess Proceeds), 4.10 (Asset Sales), 4.18 (Designation of Restricted and Unrestricted Subsidiaries), 5.01 (Merger, Consolidation or Sale of Assets), 10.03 (Release of Collateral), 10.04 (Certificates of the Company) and 10.08 (Termination of Security Interest) of the Indenture, each Party hereby agrees that, if the Credit Facility Secured Party shall have agreed with RHC or any Subsidiary Guarantor (as applicable) that RHC or any Subsidiary Guarantor (as applicable) may sell or otherwise dispose of any item of Collateral for monetary consideration constituting net cash proceeds, then the Lien of the Trustee in such item of Collateral shall be released by the Trustee concurrently with such sale or other disposition and the net cash proceeds therefrom may, at the sole election of the Credit Facility Secured Party, be applied to the claims of the Parties in the manner provided for herein, or be used by RHC or any Subsidiary Guarantor (as applicable) for its lawful general corporate purposes.

(b) Each Party hereby agrees that any collection, sale, or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Credit Facility Secured Party shall be free and clear of any Lien of the Trustee in such Collateral; provided that the Trustee shall retain a Lien
(having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with Section 3.4).

(c) To the extent reasonably requested by the Credit Facility Secured Party, the Trustee will cooperate in executing and delivering any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in Section 4.3(a) or Section 4.3(b), free and clear of the Trustee's junior Lien, provided that the Trustee shall not be required to prepare any such releases.


                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Secured Party pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

Section 5.2 Further Assurances. The Parties will, at the expense of RHC and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder's office), that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.

Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

(a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that this
Section 5.3(a) shall not apply to, and the Trustee's Liens on the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Secured Party's Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the

Trustee, to an amount in excess of the Maximum Amount;

(b) any exchange, release, non-enforcement or non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

(c) any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

Section 5.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.5 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

                           The Bank of New York
                           Corporate Trust Administration
                           101 Barclay Street, Floor 8W
                           New York, New York  10286
                           Telecopier No.:  (212) 896-7299
                           Attention:  Mary Lewicki

And if to the Credit Facility Secured Party, mailed, sent by facsimile or delivered to the Agent for the benefit of the Lender Group at the following address:

                           Foothill Capital Corporation
                           2450 Colorado Avenue
                           Suite 3000 West
                           Santa Monica, California  90404
                           Telecopier No.: 310.453.7442
                           Attention: Structured Finance Group Manager

with a copy to RHC (for the benefit of itself and all Subsidiary Guarantors), mailed, sent by facsimile or delivered to RHC at the following address:

                           Riviera Holdings Corporation
                           2901 Las Vegas Boulevard South
                           Las Vegas, Nevada  89109
                           Telecopier No.:  (702) 794-9277
                           Attention:  President
or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this
Section 5.5. All such demands, notices and other communications shall be effective: (a) if mailed, postage prepaid, first class, registered or certified, when received; (b) if sent by facsimile, when receipt is acknowledged by the receiving facsimile equipment (or at the opening of the next business day if receipt is after normal business hours); or (c) if by personal delivery or by courier service, when delivered.

Section 5.6 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.7 Termination of Agreement. This Agreement shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Revolving Credit Facility and any one or more co-trustees or separate trustees appointed by the Trustee pursuant to Section 7.12 of the Indenture); (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (c) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being Fully Paid; provided that the obligations of the Parties under Sections 4.1 and 5.2 shall survive this Agreement.

Section 5.8 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 5.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Secured Party and the Holders). No other Person (including either RHC, any Subsidiary Guarantor or any subsidiary or affiliate of RHC) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

Section 5.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 5.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

Section 5.13 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder). The Trustee shall not have any duties, obligations, or responsibilities to the Credit Facility Secured Party under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to RHC or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, RHC expressly agrees that as between it and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, the Trustee may: (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of RHC or of the Credit Facility Secured Party; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to RHC or counsel to the Credit Facility Secured Party, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

Section 5.14 Other Matters Regarding the Trustee and the Credit Facility Secured Party.

(a) In no event shall the Trustee or the Credit Facility Secured Party be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profit) even if the Trustee or the Credit Facility Secured Party, respectively, have been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)The Trustee and the Credit Facility Secured Party shall not be responsible or liable for any failure or delay in the performance of their respective obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; terrorist acts; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; and acts of civil or military authority or governmental actions.

(c) The Trustee and the Credit Facility Secured Party may conclusively rely upon any document believed by them, respectively, to be genuine and to have been signed or presented by the proper Person. The Trustee and the Credit Facility Secured Party need not investigate any fact or matter stated in the document.

(d) The Trustee and the Credit Facility Secured Party may act through their respective attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

Section 5.15      Gaming Laws and Liquor Laws.

(a) The Trustee and the Credit Facility Secured Party acknowledge, understand and agree that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to them under this Agreement with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

(b) If any consent under the Gaming Laws or Liquor Laws is required in connection with the taking of any of the actions which may be taken by either the Trustee or the Credit Facility Secured party in the exercise of their rights hereunder, then each agrees, at the expense of RHC, to cooperate with the other Party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each Party shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee or the Credit Facility Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Laws and Liquor Laws, provided that the Trustee shall not be required to prepare any such applications, certificates, instruments and other documents and papers.

Section 5.16 Waiver of Jury Trial. To the fullest extent permitted by law, the Trustee and the Credit Facility Secured party each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement. Any such disputes shall be resolved in a bench trial without a jury. THE TRUSTEE AND THE CREDIT FACILITY SECURED PARTY EACH REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND THAT IT HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL WITHOUT A JURY.

[remainder of page intentionally left blank; signature page follows]

                  IN WITNESS WHEREOF, each Party has caused this Agreement to be duty executed and delivered as of the date first above written.


                         Credit Facility Secured Party:

                   FOOTHILL CAPITAL CORPORATION, as Agent for the Lender Group


                              By: --------------------
                              Name:
                              Title:


                              Trustee:

                              THE BANK OF NEW YORK, as Trustee


                              By:  --------------------
                              Name:
                              Title:




                                Signature Page

                                 ACKNOWLEDGMENT


                  Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.


Dated as of July ____, 2002.


                 RHC:

RIVIERA HOLDINGS CORPORATION, a Nevada corporation

By_______________________________
Name:____________________________
Title: _____________________________



                 RESTRICTED SUBSIDIARIES/SUBSIDIARY GUARANTORS:

RIVIERA OPERATING CORPORATION,              RIVIERA BLACK HAWK, INC., a Colorado
a Nevada Corporation                        corporation
By_______________________________           By_______________________________
Name:____________________________           Name:____________________________
Title: _____________________________        Title: _____________________________

RIVIERA GAMING MANAGEMENT, INC.,          RIVIERA GAMING MANAGEMENT OF COLORADO,
a Nevada corporation.                      INC.; a Colorado corporation

By_______________________________           By_______________________________
Name:____________________________           Name:____________________________
Title: _____________________________        Title: _____________________________





                                  Acknowledgement